UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Amneal Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Information

The following communication relates to the proposed acquisition of Kashiv BioSciences, LLC (“Kashiv”) by Amneal Pharmaceuticals, Inc. (the “Company”), pursuant to the Membership Interest Purchase Agreement, dated as of April 21, 2026, by and among the Company, Kashiv, KB Seller Representative, LLC and the equityholders of Kashiv named therein.

On April 22, 2026, the Company posted to its website a recording of the Company’s investor call held on April 22, 2026, a transcript of which is set forth below and filed herewith pursuant to Rule 14a-12.

Corrected Transcript

22-Apr-2026

Amneal Pharmaceuticals, Inc. (AMRX)

Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call

Total Pages: 18
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

CORPORATE PARTICIPANTS

Anthony DiMeo	Chintu Patel
Vice President-Investor Relations, Amneal Pharmaceuticals, Inc.	Co-Founder, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Chirag K. Patel	Anastasios G. Konidaris
Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.	Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

OTHER PARTICIPANTS

Matt Dellatorre	Chris Schott
Analyst, Goldman Sachs & Co. LLC	Analyst, JPMorgan Securities LLC

Les Sulewski	Glen Santangelo
Analyst, Truist Securities	Analyst, Barclays Capital, Inc.

David Amsellem	Di Zhao
Analyst, Piper Sandler & Co.	Analyst, UBS Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good morning, and welcome to today’s Amneal Pharmaceuticals Investor Call. I will now turn the call over to Amneal’s Head of Investor Relations, Tony DiMeo.

Anthony DiMeo

Vice President-Investor Relations, Amneal Pharmaceuticals, Inc.

Good morning, and thank you for joining Amneal Pharmaceuticals investor call. This morning, we issued a press release announcing Amneal agrees to acquire Kashiv BioSciences and reporting preliminary Q1 results. The press release and presentation are available at amneal.com. Certain statements made on this call regarding matters that are not historical facts, including, but not limited to, management’s outlook or predictions, are forward-looking statements that are based solely on information that is now available to us. Please see the section entitled Cautionary Statement on Forward-Looking Statements for factors that may impact future performance.

We will also discuss non-GAAP measures. Information on use of these measures and reconciliations to GAAP are in the press release and presentation. On the call today are Chirag and Chintu Patel, Co-Founders and Co-CEOs; Tasos Konidaris, CFO; and Jason Daly, Chief Legal Officer. I will now hand the call over to Chirag.

Chirag K. Patel

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, Tony. Today is a defining moment for Amneal. This morning, we announced that Amneal agrees to acquire Kashiv BioSciences, creating a fully integrated global biosimilars leader and positioning Amneal to become the number one affordable medicines company in the United States. We have long said this was our goal, and today, we’re showing exactly how to get there.

2
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Turning to slide 3, I’ll begin the call by discussing the strategic fit of the acquisition and the remarkable biosimilar opportunity ahead. Chintu will share more about Kashiv, our combined capabilities, and the robust biosimilar portfolio we will have. Tasos will discuss the transaction, our financial outlook and Amneal’s very strong first quarter results, which we pre-announced this morning.

At a high level, Q1 marked another consecutive quarter of strong top and bottom line growth with revenue up 4%, adjusted EBITDA up 19%, and EPS up 29%. Our strong start of the year, combined with growth of existing and new products, gives us confidence to raise our standalone guidance for 2026. This consistent performance is something investors have come to expect from Amneal, and something we take great pride in.

On slide 4, we provide an executive summary of this combination. First, this is a highly strategic transaction that creates fully integrated global biosimilars leader. This unlocks direct access to more than $300 billion of worldwide biologic loss of exclusivity over the next decade, by bringing together Kashiv’s deep R&D and manufacturing capabilities, with our proven commercial scale. This combination builds on a long-standing partnership that significantly reduces execution risk. Second, this combination creates immediate scale in biosimilars. We expect multiple launches each year going forward, supported by a robust pipeline of more than 20 biosimilars programs.

Third, this adds biosimilars as a key growth pillar within affordable medicines. The transaction further diversifies our business and extends our growth profile well into 2030s, while also creating a footprint to expand internationally over time. And fourth, the deal is structured to create value from day one. With a balanced mix of upfront consideration, performance-based milestones, we expect significant financial synergies, and we maintain a disciplined financial profile with a clear path to deleverage to below 3x by 2028.

Let me turn it over to Chintu to share more about Kashiv.

Chintu Patel

Co-Founder, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, Chirag. Good morning, everyone. Moving to slide 5. Today’s acquisition announcement reflects our long-stated goal to be vertically integrated in biosimilars. I want to acknowledge the Amneal and Kashiv teams whose hard work made this possible.

Kashiv is a biologics platform built over 12 years with more than $900 million invested, 600-plus employees, and four R&D and manufacturing sites. It brings proven capabilities, a differentiated portfolio, and a global operational footprint in US and India, which provides reliable supply chain and cost efficiencies.

Turning to slide 6. Kashiv adds the biosimilar development expertise and scale the US and India manufacturing, enabling multiple programs to run in parallel with speed and cost efficiency. The platform can support three to five biosimilars developments annually, and offers end-to-end biologics capabilities from clone development and protein characterization through clinical and regulatory execution. These expertise spans key modalities and the vast majority of biologics, including microbials, monoclonal antibodies, fusion proteins, bispecifics, and cytokines. From a manufacturing perspective, drug substance capacity is expected to scale from 26,000 liter in 2026 to 75,000 liter by 2028. Combined with Amneal, this creates a fully integrated global biosimilar platform.

I will hand it over to Tasos to share more on the transaction.

3
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Anastasios G. Konidaris

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Good morning. And thank you, Chintu. Turning to the transaction overview on slide 7. As you can see, we have purposely structured this deal to balance upfront value and success-based consideration to ensure alignment of interests. The upfront value of $750 million is a 50-50 mix of cash and equity. The equity portion translates to approximately 29 million of Amneal shares, representing 8% equity dilution. In addition to the upfront value, the deal terms include potential milestones of up to $350 million, contingent upon attaining certain regulatory approval milestones, as well as potential royalties over 12 years contingent on achieving certain gross profit levels.

Finally, Amneal will fund operations between signing and closing of the deal. We’ve spent a lot of time structuring this transaction to ensure it aligns incentives with the large commercial opportunities ahead of us and doing it in the most balance sheet-friendly way. The transaction will be funded by cash on hand as well as some additional debt, and we expect the combined company’s net debt leverage ratio at the end of 2026 to be 3.7 times adjusted EBITDA, only a slight increase to the 3.5 times adjusted EBITDA at the end of 2025.

It is important to note that we expect to resume our deleveraging in 2027 and expect our net leverage ratio to be 3 times below adjusted EBITDA – net debt/adjusted EBITDA by 2028.

Finally, we expect this highly strategic transaction to close in a few months as we work through Amneal’s shareholder approval and customary closing conditions and regulatory approvals.

Let me now share our expected combined financial growth profile on slide 8. First, we’re embarking on this acquisition from a position of strength. As you may have seen from our press release this morning, we announced record first quarter preliminary financial results, and we also raised our full year standalone guidance. Amneal’s ability to deliver solid top line growth and double-digit adjusted EPS growth in a tumultuous macroeconomic environment is a testament to our strategic choices, strong executions, and relevancy of our products.

Consequently, on a combined basis, including Kashiv, our 2026 view remains largely unchanged, aside from a small impact to cash flow related to near-term transaction and integration costs. Importantly, we’re maintaining the higher adjusted EBITDA and EPS outlook, which we believe is a clear signal of the underlying momentum and confidence in the trajectory of our business. For 2027 and beyond, we expect the combined company to continue to grow both in terms of top and bottom line performance, and by 2030, we expect revenues to have grown by approximately $1.2 billion, or 40% over 2026, and EPS up by approximately $0.70, or 70% over 2026.

Finally, we expect substantial operating cash flow growth, which supports our continuing deleveraging. While increased financial performance is important, I cannot emphasize enough the impact this acquisition is having in enhancing our diversification, providing us with access to large markets into 2030 and beyond, just like our GLP-1 deal with Pfizer.

Let me now hand it back to Chirag.

Chirag K. Patel

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, Tasos. On slide 9, this transaction fits squarely in our long-term strategy. It adds biosimilars as a key growth pillar and positions us higher on the value curve, with greater scale and higher growth.

4
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

So, why now? In looking at slide 10, it’s because we are entering the golden era for biosimilars. The global market is expected to grow from about $40 billion today towards $200 billion by 2035, driven by the largest biologic loss of exclusivity in history over next decade.

Advancing to slide 11. Biosimilars represent the next major wave of affordable medicines, and we are at an inflection point. Physician adoption is accelerating, patient access is expanding, and the US regulatory advancements are lowering development time and cost. Today, about half of US drug spend is concentrated in a high cost biologics. Furthermore, biopharma pipelines continue to shift towards biologics with most therapies in development being large molecules. Each biologic is a future biosimilar opportunity. With biosimilars, access expands and costs lowers, delivering meaningful value for patients and the healthcare system. In 2024, biosimilars were estimated to have saved the US healthcare system $20 billion. There is a powerful opportunity to improve affordability and expand access, because what is the point of innovation if it is not accessible.

Turning to slide 12. Despite this opportunity, there are only a handful of integrated global players, and today, there is no clear US biosimilar leader. Most players have relied on partnerships to-date. With Kashiv, we bring together development, manufacturing, and commercialization, enabling faster execution, smarter and bigger portfolio choices, and ability to capture full economics. We believe this level of vertical integration is a true competitive advantage.

I’ll pass it back to Chintu to share more on the combined capabilities and portfolio.

Chintu Patel

Co-Founder, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you. Chirag shared with you the strategy on why biosimilars. Let me share with you the clear reason why Amneal. Looking at slide 13. Since our founding, we have built a leading affordable medicine business. We are now number three in US retail generics with over 280 products across dosage forms with one of the most complex portfolio in the industry. This is a natural extension of our strategy, and we will execute with the same rigor and discipline in biosimilars.

On slide 14, we show how this combination brings together end-to-end biosimilar capabilities. Kashiv adds scientific expertise and in-house development from cell line to approval, along with scaled biologics manufacturing across the global footprint. Amneal brings a proven commercial engine, leveraging our leading affordable medicines business, long-standing customer relationships, and the specialty branded infrastructure to drive market access and uptake. Built on a 10-year plus partnership with Kashiv, our capabilities are highly complementary and positions us to execute well.

Next, let’s look at slide 15, and the combined portfolio. Together, we have a combined portfolio of 20-plus biosimilars that targets over $100 billion in US opportunity and more globally. First, we expect to have six commercial biosimilars by 2027, including biosimilars for Avastin and denosumab, and a biosimilar for XOLAIR, which is pending approval. Second, we expect six or more additional approvals from our advanced pipeline by 2030. And, third, in 2030 and beyond, we have a deep pipeline of future programs that extend our growth well into the next decade. Strategically, this is a balanced and durable portfolio mix. Many opportunities are biologics with less than one or two competitors expected, and others are widely used products with large markets creating a durable and scalable growth engine.

On slide 16, we have a clear line of sight to steady cadence of near-term catalysts from Kashiv. First, lanreotide is a high value partner as it’s expected to be approved in quarter three. Second, biosimilar, XOLAIR, follows with anticipated approval at year-end, which is another Kashiv partnered asset that we now capture full value for. After that, we see a pipeline of additional approvals in 2028 and 2029, including biosimilars for ORENCIA and CIMZIA, each representing meaningful future growth drivers.

5
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Let me now pass it back to Tasos.

Anastasios G. Konidaris

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Thank you, Chintu. I’m very pleased to share with you our exceptional first quarter preliminary results, our confidence in the strength of our business which translates to increasing our full year guidance on a standalone basis, and finally, our proposed acquisition of Kashiv BioSciences which positions Amneal as the leader in the large global biosimilars market.

Let me first start with our first quarter preliminary financial results, which were characterized by robust top line growth, exceptional bottom line growth, and continuing deleveraging.

Moving to slide 22, in the Appendix. Total net revenues in the first quarter of $723 million grew 4%. Q1 affordable medicines revenue of $423 million grew 2%, driven by strong performance of key Women’s Health and ADHD products, due to high market demand and increased Amneal supply. These high margin products drove Q1 segment gross margin to 47.3%, up 320 basis points versus Q1 of 2025. We continue to expect affordable medicines revenue growth of 7% to 8% this year, driven by the strength of new product launches and strong execution by our teams. Q1 Specialty revenue of $133 million grew 23%.

First quarter CREXONT revenue of $21 million reflects continued strong market uptake. Earlier this week, we shared with you our additional Phase 4 data, which showed CREXONT as having more than three hours ‘Good On’ time versus RYTARY, reflecting the CREXONT’s compelling clinical profile.

In addition, we’re also delighted with the strong launch trajectory for BREKIYA for cluster headaches. Revenue in Q1 2026 was $4.6 million, compared to $1.6 million in Q4 2025. This rapid adoption, as well as feedback from patients and prescribers, confirms the substantial market need and long-term revenue potential for BREKIYA.

Turning over to AvKARE where Q1 revenues of $166 million declined by $6 million, or 4%. A strong growth in our government channel was offset by expected decline in the low margin distribution channel. As you recall, this is part of our strategy to enhance profitability, and we’re happy to report that AvKARE’s gross margin in the quarter grew by 690 basis points versus first quarter last year.

Moving to slide 21. From a bottom line perspective, the strong growth of adjusted gross margins by approximately 500 basis points and thoughtful expense management translated to Q1 2026 adjusted EBITDA of $202 million, up 19%. In Q1, adjusted EPS of $0.27, up 29%. Finally, our strong financial performance and discipline continue to reduce leverage, and our net leverage ratio in March of 2026 declined to 3.5 times adjusted EBITDA, compared to 3.9 times adjusted EBITDA in March of 2025.

So, in summary, and before I turn to our acquisition of Kashiv BioSciences, our business fundamentals, financial outlook, and balance sheet have never been stronger, which positions us well to consider such a strategic deal.

Turning back to the acquisition for a moment, as we outlined on slide 17. This is a highly synergistic transaction, adding significant value to our commercial and operating business model and providing substantial financial benefits over the course of time. From an integration perspective, we’re combining Kashiv’s R&D and manufacturing expertise with Amneal’s commercial engine. We’re strengthening market access, expanding in hospitals, and accelerating international growth with our shared global platform to accelerate time to market at lower cost.

6
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

From a financial standpoint, we expect $400 million to $500 million in cumulative financial synergies over time. There are two key elements to this. First, we’re now capturing full economics from partnered assets by eliminating milestones and profit sharing obligations that existed as part of prior licensing deals. Second, we also expect to realize substantial tax benefits, as well as incentives from the local Indian authorities. Importantly, this deal goes beyond traditional cost synergies, it creates strategic scale and durable value by also avoiding the significant time and capital needed to build a biosimilars platform organically.

Let me now hand it back to – over to Chirag.

Chirag K. Patel

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, Tasos. On slide 18, since 2019, we have built a stronger, more diversified Amneal and delivered consistent top and bottom line growth each year. We have done this by executing well across our business. We launched 20 to 30 products annually, expanded Specialty with CREXONT and BREKIYA, entered biosimilars with our first products, established a novel GLP-1 collaboration with Pfizer, expanded internationally, and acquired and more than doubled the AvKARE business.

That said, the opportunity ahead remains significantly greater than what we have achieved to-date. We envisioned Amneal 2030 as a much larger, more diversified biopharmaceutical company, with more than 400 retail and injectable medicines, mostly complex and differentiated, a large pipeline of 20-plus biosimilars, and multiple specialty branded products advancing the standard of care, while Amneal fills hundreds of millions of US prescriptions each year.

In summary, the key takeaway from today’s call are on slide 19. Today marks a pivotal moment for Amneal, establishing a fully integrated global biosimilars leader, strengthening our diversified portfolio, and extending our durable growth profile into 2030s. Our strategy remains clear, to become America’s number one affordable medicines company and a leading global provider of essential medicines, because innovation only matters when it reaches the patients.

With that, thank you. And we’ll open the line for questions.

Anthony DiMeo

Vice President-Investor Relations, Amneal Pharmaceuticals, Inc.

Go ahead, operator. You can open the call for questions now. Thank you.

7
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

QUESTION AND ANSWER SECTION

Operator: Thank you. We will now begin the question-and-answer session. [Operator Instructions] Your first question comes from the line of Matt Dellatorre with Goldman Sachs. Your line is open. Please go ahead.

Matt Dellatorre	Q

Analyst, Goldman Sachs & Co. LLC

[audio gap] (00:25:14), guys. And congrats on the deal. I know this was a long time coming. So, very exciting. Maybe two questions, if I may. First, just on the commercial strategy for the new expanded portfolio. I see you have both the mega blockbusters like DUPI and KEYTRUDA and also many sub-$5 billion assets in there. And then, also, it’s a healthy mix of pharmacy benefit and medical benefit drugs. So, could you maybe just speak a bit on how you approach portfolio construction and what type of assets we should expect over time as you all disclosed more and the pipeline expands? And then I realized you’re primarily focused on the US market, but could you just remind us how you guys are thinking about the international biosimilars business as well?

And then maybe stepping back. A question for Chirag. When you look at this new kind of combined company you all have now, what would you highlight as maybe the two to three specific things that you’re most excited about and that you think could drive upside to this long-term guidance that you’re giving today? Thanks a lot.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Well, thank you, Matt. Good morning. So, let me address the portfolio mix first, the Kashiv pipeline. So, markets are shifting more towards PBM as we know. We predict 70%, 75% market to be driven by private label, PBMs, specialty pharmacies. And 25-or-so percentages will be driven by buy-and-build. So, it’s a well-thought-out portfolio if you look at the disclosed product, there are certain undisclosed product that just like what we did with small molecule, we want to be the big player, relevant player, and mostly focused on niche products.

So, how do we achieve that? That is why we have some of the big products like KEYTRUDA, OPDIVO, DUPIXENT, but it’s – each has its own reason why we have selected. Just give you an example, DUPIXENT requires such a large biologics capacity, we’re building it, and at the right time, it would be ready to deliver. Then we have niche products, which we expect two to three competitors. So, if you look at overall in next 10 years, our portfolio would be, probably 70% would be niche, about 30% would be the large molecule that we must have to offer complete package to the customers. So, that is how the portfolio mix very well, and obviously, the IP-driven, a lot of strategy work goes behind it for the last 10 years what Kashiv has done. And we love the portfolio. And execution is going to be the key which Amneal has executed over the last 25 years. We will bring the same rigor to execute this big platform on the biologics.

Your second question on, how do I think about US, commercialize the [indiscernible] (00:28:23) and most of the products, we will be marketing Amneal directly. We already have a long-standing relationship with big buyers such as CVS, Express Scripts-Cigna, Optum-UnitedHealth. These three are about 80% of the market. We also enjoy a great relationship with the smaller customers. So, we’re well set to commercialize products in the United States with a broad portfolio of small molecule. Don’t forget, that plays a role as well. It’s the same people, same relationship, same trust that we have established. If you ask the [indiscernible] (00:29:01) of the world, or the Walgreens of the world, they would rank Amneal as the most strategic, the best platform, best values, the most complicated products that we come up with and create a massive patient access at affordable prices. We intend to do the same with biosimilars.

8
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

International, our strategy has been clear. India, we have started marketing on our own, mostly the unmet need on the branded side and biosimilars. The rest of the world, we enjoy great partnership as Amneal. Kashiv has also built great partnership with companies as well, which will be disclosed in the near future. So, I’m a big believer in a partnership model. So, you can – there is a biosimilar void. There’s 118 biosimilars. How do we deliver as the industry on all of that?

So, partnership will make great sense, and we don’t intend to have boots on grounds in Europe or South America or Canada. That’s not where we are focused on. We are solely focused on delivering biosimilars at scale, staying in the molecule for a long time, be a champion in America, as we have stated goal as America’s number one affordable medicines company, and we’re on our way to get there, maybe 2030, 2032. We have multi-decade strategies, so we are completely focused, and, internationally, great partners we look forward to work with them.

The last one, I’m sorry, the long answer, but I’m so excited, the new combined company, what is the most exciting thing? So, let’s go back. I mean, our core business is performing at a full throttle. The Women’s Health, the hormonal patches, demand has gone up. The inhalation products demand, ophthalmic products demand, they’re all at a high level. And also the small molecules LOEs are going to double in next five years than it had for the last five years. So, tremendous growth opportunity in core business by itself.

Second, our Specialty brands. Very exciting. You saw the CREXONT data. Amazing. I mean, we’re getting words from our partners in Europe and India that this would become a first-line therapy, because they’ve been using 40 years old technology platform. The product was made 40 years ago, IR product, Sinemet, which gives you off-time every two hours, three hours. You think of a life of a Parkinson’s patient. CREXONT is the best therapy out there for maintaining their daily lives. So, very excited about CREXONT and seeing a great outcome on BREKIYA. It’s much needed product, useful product for cluster headache patient, and severe migraine patient.

The third, GLP-1 partnership with Pfizer. As we all know, GLP market is going to keep growing. And it’s going to become like statin. So, tremendous capacity would be – and capability would be required. This is what we are building with Metsera, then it’s with Pfizer. We enjoy a great relationship with Pfizer. It’s a win-win situation. Global markets, global demand, we have 18 countries, emerging countries, including India. We’ve been given the rights to market Pfizer’s branded products, which came from Metsera portfolio. That’s a completely unique strategy than fighting over the generics at such low prices that’s been out there in – just started in India and rest of the world, and we believe this is consumer products. Everybody would want less side effects, longer duration which potentially Pfizer products delivers.

And the last one, as we’ve been talking on this call, is all about biosimilars. Huge growth. We’ve been saying that this is the inflection point. The providers are excited. The 80% now turns into biosimilars. The insurance company, the coverage is becoming better and better. CMS is pushing for it. FDA has reduced the regulatory requirements. So, this is the perfect time that we integrate this platform and deliver three to five biosimilars, develop, and file, and commercialize for many years to come.

And it also opens up the opportunity for [ph] bispecifics (00:33:48), right, the fusion proteins. And in the future, ADC as well. So, if you – this is why it’s so important for Amneal to now have a complete platform, small molecule platform and large molecule platform.

Long answer, but I hope it was helpful, Matt.

9
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Matt Dellatorre	Q

Analyst, Goldman Sachs & Co. LLC

Yes, yes. No, thanks, Chirag. Super helpful. Really appreciate the color.

Operator: Your next question comes from the line of Les Sulewski with Truist Security (sic) [Securities] (00:34:26). Your line is open. Please go ahead.

Les Sulewski	Q

Analyst, Truist Securities

Thank you. Congrats on the transaction. So, you noted the capacity scaling from 26,000 to 75,000 liters. You know, how does this compare to some of your peers? And what’s the magnitude of dollar spent to get there? And, separately, would you say this is right-sized for that business moving forward? And do you see a further need for capacity expansion beyond the 75,000 liters?

And then second on the gross margin profile, maybe just walk us through the puts and takes around 1Q and how is the remainder of this year look? And then over the long run, how should we think about the margin profile now that the biosimilars business will be integrated? Thank you.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Great. Chintu and I will take the first one and pass it to Tasos for the second one. So, Kashiv has been the platform manufacturing sites over last several years, which is – which coincides with the product approvals timing. So, XOLAIR being first will be manufactured in Piscataway, New Jersey. And also the backup site is India as well for global supply. So, all key molecules will have two sites, US, which has – you know, we’re US champion. We always believe in US manufacturing. We keep expanding US manufacturing. And we already have a site in Chicago with Kashiv acquisition, which is for E. coli.

So, the current capacity is sufficient for first few launches. And then over 2027, 2028, 2029, we’re expanding to 75,000 liter, which is, again, matches with the pipeline execution and pipeline approval and launch timing. That is how we see the capacity expansion, and it will be a good problem to have from 2030-2031 to keep expanding. Once we have the infrastructure in the same site, we can expand another – keep expanding 25,000 liter, another 25,000 as we need. We’re always smart about this, we’ll keep expanding the capacity so we never would have issue with capacity. I’ll pass it to Chintu to give more lights to this.

Chintu Patel	A

Co-Founder, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Yeah. Hi, Les. Good morning. So, we have perfectly sized the capacity, and it’s not only about the how many thousands of liter, it’s also about how you design and the number of bioreactors, because you need flexibility in your manufacturing and for the execution of the filing product. So, I think that’s a key differentiator that how we have thought through that on a long-term basis to cater to our goals of filing few biosimilars every year, and at same time also, commercially, to make sure that we have the excess capacity.

And we are – we have diversified our supply chain from US and India perspective also. So, if it’s a cost-sensitive product, we will have enough capacity in India and also in US. So, I think we are positioned well to cater to all the 20 products that we have. And we have also considered this as a global capacity. So, it’s not only US specific. We are playing globally in this market. So, we are pretty comfortable with the 20 products having 75,000 liters. It’s all about the design and how we have thought through that. And we have taken under consideration good market share. So, that’s also there.

10
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

About the spend, it’s about $30 million, $50 million a year we’ll be spending for the next two, three years on a CapEx to get to the 75,000 liter.

Anastasios G. Konidaris	A

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

And, Les, good morning. This is Tasos. Around gross margin, so I’ll just speak in annual terms. So, if you think about our gross margin in 2025 full year, total company, we were at 42.9%. So, let’s, call it, 43%. And my gut feel is, I think we will finish 2026 at about 45%. So, at least, the 200 – we’re aiming at a 200 mark – 200 basis points expansion. And that’s going to come – that’s going to be driven, A, by all the business units. So, at affordable medicines, so margins will continue to expand as we have continued to evolve the pipeline to more and more complex products with higher price points, right? You’ve been hearing this from us for the last six years now, number one.

Number two is, we talked about our conscious decision to increase the gross margins in our AvKARE business, which has been a – that acquisition has been a spectacular success. And by focusing more so on the government at the expense of the low margin distribution business, so that continues to pay dividends.

And then, finally, in our Specialty business, which already has low-80s, 81%, 82% gross margins kind of continue to drive that adoption. So, those have been the drivers why our gross margin this year should be at about 45% compared to about 43% last year.

As you think over the course of time, margins have more room to grow, more room to grow beyond the 45%. You know, if you were to hear about five, six years ago, you would have heard Chirag and Chintu talking about having gross margins in the old days, almost 50%. So, this is where we are driving directionally over the next 10 years. So, it takes some time to get there. But we see another – over the next three to four years, we’re looking at a 45% gross margin to be closer to, call it, 47% gross margin as the portfolio continues to be driven by biosimilars, which have a higher price points than the rest of the business.

Les Sulewski	Q

Analyst, Truist Securities

Very helpful. Thank you.

Operator: Your next question comes from the line of David Amsellem with Piper Sandler. Your line is open. Please go ahead.

David Amsellem	Q

Analyst, Piper Sandler & Co.

Thanks. So, I have a few. First, can you just comment and elaborate on the insider ownership of Kashiv? That’s number one. Number two is, why provide long-term revenue, EBITDA targets? [ph] Not want just (00:41:09) 2027 but also out to 2030, what was the rationale there? And just remind us, is the EBITDA margin expansion that you’re factoring in between 2027 and 2030, is that – how much of that is a function of just the elimination of the shared economics on biosims? And then the last question is how much of your revenue base by 2030 do you expect will be from biosims? Thanks.

11
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Anastasios G. Konidaris	A

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Hey, David. I’ll take question number two and number three. If you can just – can you just repeat question number one for a second if you don’t mind?

David Amsellem	Q

Analyst, Piper Sandler & Co.

Yeah. The insider ownership of Kashiv.

Anastasios G. Konidaris	A

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Insider ownership of Kashiv? Okay. Got it. Okay. So, well, I’ll take the first one. I’ll start with the first one. So, we said ownership of Kashiv. You can see it essentially in our proxy, which has been owned by the Amneal Group, which has been also a big shareholders at Amneal since the beginning of time. So, ownership includes – of the Amneal Group includes both our CEOs who have always been transparent of that, as well as people have been investors in Kashiv and as investors in Kashiv and also at Amneal for a very long time and key contributors to what we have built now, which is a great company. So, that kind of thing addresses question number one, hopefully.

Number two is, no CFO that I know loves – likes to provide long-term guidance, because it’s a catch-22 as a lot of things can happen over the course of time. Kind of having said that, and you got to – I think you know it’s long enough to know, we take our long-term guide and financial commitments incredibly seriously. So, for us to provide long-term guidance, we have to feel pretty confident on our ability to deliver on those commitments, number one.

Number two, I think it speaks to the tremendous amount of diligence we have done in this acquisition, which probably expense at least a year’s worth of work by tens of people in our R&D group, in our legal group, in our business development group, in our financial group, in the commercial group to convince me and convince us as a management team to lay those numbers out for our investors.

You know, the final thing is, I would say, why provide long-term guide? To us, it provides a focal point by which we focus 8,000 employees at Amneal and now our brand new colleagues at Kashiv. So, everyone, all of our 8,000-plus employees are singularly focused to a set of financial metrics, so it eliminates ambiguity. So, this is what’s behind why provide those targets.

And also you’ve got to assume, we’re being prudently conservative, right? No management team, at least that I know, wants to put out numbers, which they’re at risk of missing. So, that’s kind of how we thought about and why we provide those long-term targets.

Now, in terms of revenue and EBITDA expansion, it’s combination. It’s combination of both. I don’t have the exact percentages, right? A lot of – how much of that is in new acquisition versus how much of that is the existing business. As I mentioned before, we have an existing business. You look at our affordable medicines, every part of our business is growing. So, we are doing this deal not because we need to, because we think this is the right deal to do at the right time, with the right risk parameters to drive growth for this business in 2030 and beyond. So, you look at our affordable business, and that business is growing this year. We expect it to grow 7% to 8%. That growth will continue. And you can model this and biosimilars will add to that, right?

12
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

And then in terms of an EBITDA basis, you know, Q1 EBITDA was up 19%, right? Last year’s EBITDA growth was 10% this year. So, we have a base business that is growing at least adjusted EBITDA 10%, we expect this to continue [indiscernible] (00:45:48) – the addition [indiscernible] (00:45:50) would expect it to come on biosimilars. So, that’s how we think of it. It is a highly derisked, long-term forecast that is based on the growth of the existing business, plus the acquisition. And it’s conservative in nature. So, hopefully, that address some of questions.

David Amsellem	Q

Analyst, Piper Sandler & Co.

Yeah. Yeah. And how much of your business do you think is going to be biosimilars? Like what’s the revenue base going to be in 2030? [indiscernible] (00:46:17) Yeah.

Anastasios G. Konidaris	A

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Yeah. So, if you think about 2030, for example, the guidance we’re providing is between $4.3 billion and $4.5 billion, probably about $1 billion or little $1 billion – a little over $1 billion, $1 billion to $1.3 billion, that’s going to be biosimilars.

David Amsellem	Q

Analyst, Piper Sandler & Co.

All right. Helpful. Thanks, everyone.

Operator: Your next question comes from the line of Chris Schott with JPMorgan. Your line is open. Please go ahead.

Chris Schott	Q

Analyst, JPMorgan Securities LLC

Just two for me. Maybe just, first, a bigger picture question on biosimilars. Can you just talk a little bit more about how you see the competitive landscape evolving as we approach this very large cycle of biologic patent [ph] expirations (00:47:08)? I know you mentioned there’s no clear leader in the space, but do you anticipate it’s going to be a more meaningful consolidation of share and it’s going to just be a handful of players, or will this remain a more fragmented market as a whole?

And the second one to me is just on a specific product on lanreotide, the Somatuline Depot. Can you just talk a little bit about that opportunity as we think about 2026 in terms of market dynamics and competitive landscape and just how meaningful a product that could represent for Amneal? Thanks so much.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Yeah. Thank you, Chris. Competitive landscape on biosimilars. As we know, the vertical – vertically integrated players are taking more market share. Amgen, obviously, it’s a one brand company that is still investing in biosimilars. The rest of the brand companies moved out of favor for biosimilars, as you know. They’re more, obviously, back to the innovative medicines. So, that leaves Sandoz, obviously, clear global leader at this point and a great company. Celltrion is coming in as a – from a South Korean company, which is expanding in the United States and globally in building a large, vertically integrated platform. [ph] Samsung’s (00:48:31) doing both out-licensing mainly and concentrating also different division on biosimilars. India’s Biocon has been in the

13
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

biologics for over 40 years, so they’re already in the United States market. And then Kabi with mAbxience ownership and their own, we see them as a vertically integrated player.

So, the way it would expand is, this is why it’s inflection point that we, as Amneal, got the platform, or getting a platform with the manufacturing capacity, with the pipeline that we execute over the next five to seven years. It requires a lot of manufacturing infrastructure, a lot of R&D infrastructure, a number of years even with FDA’s Phase 3 gone, still will be five-plus years from the timing of starting the clone development all the way to the filing and approval, and then the IP negotiation or settlement, all those things would take five, seven years.

So – and you can see, like in a small molecule, you have 50 companies jumping in, from India and China. We don’t see that. We see a few companies will come from India, a few maybe from China, but they all have to build these US-oriented infrastructure or regulated markets, which is a different ballgame than you’ve been producing biologics for the emerging markets because of the requirements of FDA’s are much at higher standards than those other countries. And Amneal builds everything first with US in mind. So, yes, there will be more competitors. The large molecules like KEYTRUDA, OPDIVO, you will see 5 to 10 competitors. Some would be partnered.

And niche, this is why Kashiv and Amneal will be focused on is a niche molecules where we will see two to three competitors. So, that’s how we see the competitive landscape. Maybe 8 to 10 players. There are 118 molecules to go after. Big biosimilar void is there. So, that is large, large number of products to work on. And not everybody can do every product. As we said, our capacity capability is three to five per year. Chintu, do you want to add anything?

Chintu Patel	A

Co-Founder, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

[indiscernible] (00:51:07) there’s a lot of high barriers of entry in science, is much more complicated than the small molecule. It will cost close to $50 million to $75 million per product. So, there are lots of barriers. So, I think it still will remain not that competitive. Plus, as Chirag said, it takes five, seven years for a new player to build this platform and have the manufacturing and development expertise and capacity. At Kashiv, we have a fantastic group of 600-plus people, and that experience, I think, gives us the confidence of this three to five biosimilar. So, competition, as Chirag stated, would be this four, five player might be vertically integrated, but still is largely a space for somebody to be a leader and Amneal will be a leader by 2030.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

And lanreotide, Chris, is the market dynamics changed. There was – Cipla was in the market, had some contract manufacturing issues. So, they are no longer in the market. It leaves it only with brand and the product is in high demand. We are getting calls from everybody. So, we have requested FDA to expedite the approval, and they’re working on it. And we could be the first, again, the bio – I’m sorry, it’s a small molecule, it’s generic lanreotide in the market. And we will supply and create another access for the hospitals and clinics as soon as possible.

Chintu Patel	A

Co-Founder, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

And, Chris, it’s also a global, so we have a pending approval in Europe also. And it’s a highly complex product. It’s a drug-device combination peptide. So, we are looking forward to this product and its opportunity.

Operator: Your next question

14
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Anthony DiMeo	A

Vice President-Investor Relations, Amneal Pharmaceuticals, Inc.

Next question, please.

Operator: Your next question comes from the line of Glen Santangelo with Barclays. Your line is open.

Glen Santangelo	Q

Analyst, Barclays Capital, Inc.

Yeah. Good morning.

Operator: Please go ahead.

Glen Santangelo	Q

Analyst, Barclays Capital, Inc.

Thanks for taking my question. Just a couple for me. You know, Chirag, I mean, I think everyone would generally agree strategically that a deal like this kind of makes sense. But I’m kind of curious to get your perspective on the operational complexities of sort of what’s involved here, because if you look at the – we were just talking to Chris’ question about the evolution of the competitive landscape, a number of the other players have decided to go more in the partnership licensing route versus the vertical integration route. And maybe that’s a function of how complicated or operationally complex it is. And so, I’m kind of curious if you worry at all about increasing the risk profile of the company in that way.

And then maybe, secondarily, I wanted to talk about the 2027 EBITDA guidance that you put out today. I mean, I’m guessing you kind of realized that that number is a decent amount below what The Street was already forecasting for fiscal 2027 and kind of implies some deceleration in the EBITDA growth rate in 2027 versus 2026. And just sort of given the $400 million to $500 million in synergies we sort of talked about, you had a couple of partnership deals that seem like they’re on track and maybe you’ll have full ownership of them by the time they come to fruition. I’m just trying to reconcile all the pieces that you’ve laid out here. And as it relates to, how soon we may see those synergistic benefits in 2027 and beyond? Thanks.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, Glen. So, let me take the first one and I’ll pass it to Tasos for the second question. So, the first one, partnering versus full economics are vertically – being vertically integrated. Yes, it is complex. This is why it took 10 years for Kashiv to build this platform with significant investment. So, this is why we believe it’ll be a competitive light compared to obviously the small molecule.

And why, you can take the last few molecules, right? Who could stay in the market, who could take the leadership position and stay all the way until the molecule needs to be delivered and produce? So, if we have – first of all, it gives you full economics. So, your margin expands, you’ve full freedom of selecting products, and it’s not easy to in-license 20 products. We have 20 products biosimilar basket. And we’re going to add more in coming years. So, that freedom, the full economics in the United States market, it makes sense to be completely vertically integrated.

As I stated before, Glen, that it would -partnering is great. And in international market, we look to partner, and Kashiv already has partnerships with the key players globally who are well set globally. So, I see the combined

15
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

model, but mostly the companies that would be successful, if you look back in 2030 or 2035, are going to be all vertically integrated. They will not be – just like in small molecules, there are not any companies that has survived being just the marketing companies. You got to do a lot more than that, because the real complications is R&D, is the IP, is manufacturing. I think the PBMs and private labels are making the marketing and sales easier, which is how it should be. I hope that answered the first question. You can – may have a follow-up, but let me pass it Tasos for the

Anastasios G. Konidaris	A

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Good morning, Glen. I love financial modeling questions. So, let’s kind of put things in perspective. So, the first point is guidance for 2027 on EBITDA of $820 million is kind of substantially below where The Street is. I’m not sure where The Street is, number one. I think that they’re at about $875 million. So, us providing guidance of $820 million plus, compared to $835 million, I don’t think it’s substantially less than that, kind of point number one. But, overall, obviously, we don’t run our business to kind of satisfy anybody else other than us and our shareholders, kind of point number one.

Point number two, this kind of notion of kind of deceleration. This year EBITDA, right? The midpoint is at $755 million, is about 10% growth versus prior year. Even if you take the low end of what we gave you for next year of $820 million, that’s about 9%. So, 9% versus 10%, I don’t think it’s a big deceleration, number two.

Now – and number three, we feel great about growing EBITDA 9%, 10%, even absorbing a strategic deal, which could have some dilution next year until it becomes accretive in 2028. So, we feel great about being able to give our shareholders a view about next year of adjusted EBITDA, up of about at least 9%, number one. And at the same time fund incremental R&D, right, to maximize the opportunity here of $300 billion plus of branded products going generic over the course of time. That’s kind of how we thought of it and try to give you guidance for 2027, that’s a long time away. So, I think it speaks to our confidence about telling you what we think, we can – the minimum we can deliver next year. So, hopefully, that give you some perspective.

Glen Santangelo	Q

Analyst, Barclays Capital, Inc.

No. That’s perfect. I appreciate both those answers. Thank you very much.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, Glen.

Operator: Your next question comes from the line of Ash Verma with BBS (sic) [UBS] (00:59:01). Your line is open. Please go ahead.

Di Zhao	Q

Analyst, UBS Securities LLC

Hi. This is Di from UBS. I’m just asking questions on behalf of Ash. Thanks for taking our questions. So, I have a two. The first one, and I apologize if this has been discussed before. So, the first one, how do you think about the lanreotide market opportunity? It seems like there’s just limited competition in this molecule. So, I just wonder like how confident are you about the approval timeline in 3Q? And what will be the gating items for the launch?

16
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

And then my second question on gross margin. So, I think, like, it was discussed before the – I knew – like the [ph] new term (00:59:47), it’s now like 45%. But the 1Q is, I think, like this quarter is about like 48%. Does that mean like we’re going to see some gross margin normalization later this year? If you can give some clarification on that, that would be helpful. Thank you.

Chirag K. Patel	A

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Yeah. Thank you, Di. The lanreotide, the gating item is only the FDA approval. We’re ready to supply. And it’s a great opportunity for Amneal. I’ll pass it to Tasos on the gross margin.

Anastasios G. Konidaris	A

Executive Vice President & Chief Financial Officer, Amneal Pharmaceuticals, Inc.

Yeah. Hey, good morning, Di. How are you? Yeah. Our Q1 gross margin follows for a while, it was a – it was just a record quarter which was overall up 510 basis points versus Q1 of last year. So, it’s just – just to kind of enable the sustainability of a 510 basis points, it’s kind of hard to keep repeating quarter after quarter. So, this is why I think we’re being – we have a little bit more modest gross margin expansion for the rest of the year. And this is why, though – even though with a little, call it, a little bit more modest growth the rest of the year, we still feel confident that overall company gross margins this year in 2026 should be closer to 45% – 45%, maybe a little better compared to about 43% last year. Hopefully, that’s helpful.

Di Zhao	Q

Analyst, UBS Securities LLC

Yeah. Thank you.

Operator: There are no further questions at this time. I will now turn the call back to Chirag Patel for closing remarks.

Chirag K. Patel

Co-Founder, President, Co-Chief Executive Officer & Director, Amneal Pharmaceuticals, Inc.

Thank you, everyone, and have a great day.

Operator: This concludes today’s call. Thank you for attending. You may now disconnect.

17
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Amneal Pharmaceuticals, Inc. (AMRX)	Corrected Transcript
Acquisition of Kashiv BioSciences, LLC by Amneal Pharmaceuticals, Inc. Call	22-Apr-2026

Disclaimer

The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED “AS IS,” AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2026 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

18
1-877-FACTSET www.callstreet.com	Copyright © 2001-2026 FactSet CallStreet, LLC

Cautionary Statement on Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance and include statements regarding the transaction agreement and the proposed transaction, including the expected time period to consummate the proposed transaction, the anticipated benefits (including synergies) of the proposed transaction and integration and transition plans, the proposed transaction’s closing date, opportunities and anticipated future performance (including pro forma combined performance), expectations regarding non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted gross margin, net debt and net leverage, our ability to become America’s top affordable medicines company, statements regarding the global biosimilars and affordable medicines markets and the company’s position and opportunities therein and our ability to expand internationally, and statements regarding our business and results of operations, including our 2026-2030 outlook. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing; (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vii) legislative, regulatory and economic developments; (viii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (ix) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (x) unexpected costs, liabilities or delays associated with the transaction; (xi) the response of competitors to the transaction; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; and (xiii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Additional Information And Where To Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Kashiv Biosciences, LLC by Amneal Pharmaceuticals, Inc. In connection with this proposed acquisition, Amneal Pharmaceuticals, Inc. plans to file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document that Amneal Pharmaceuticals, Inc. may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AMNEAL PHARMACEUTICALS, INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Amneal Pharmaceuticals, Inc. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Amneal Pharmaceuticals, Inc. through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amneal Pharmaceuticals, Inc. will be available free of charge on Amneal Pharmaceuticals, Inc.’s internet website at www.amneal.com or upon written request to: Amneal Pharmaceuticals, Inc., Investor Relations, 400 Crossing Boulevard, 3rd Floor, Bridgewater, NJ 08807 or by email to invest@amneal.com.

Non-GAAP Financial Measures

This transcript includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted diluted EPS, adjusted gross margin, net debt and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this transcript may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, do not reflect changes in, or cash requirements for, working capital needs, and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP.

The Company’s 2026-2030 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with GAAP. The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Participants in Solicitation

Amneal Pharmaceuticals, Inc., its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Amneal Pharmaceuticals, Inc. is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 25, 2026, particularly under the headers “Corporate Governance—Stockholders Agreement,” “Proposal 1—Election of Directors—Director Nominees,” “Our Management—Executive Officers and Directors,” “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership,” and “Certain Related Parties and Related Party Transactions—Related Party Transactions.” To the extent that holdings of Amneal Pharmaceuticals, Inc.’s securities by its directors or executive officers have changed since the amounts set forth in Amneal Pharmaceuticals, Inc.’s proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Amneal Pharmaceutical Inc.

Investor Relations

400 Crossing Boulevard, 3rd Floor

Bridgewater, NJ 08807

invest@amneal.com

amneal.com